Exhibit 21

SUBSIDIARIES OF REGISTRANT

General Electric’s principal affiliates as of December 31, 2019, are listed below. All other affiliates, if considered in the aggregate as a single affiliate, would not constitute a significant subsidiary.

AFFILIATES OF REGISTRANT INCLUDED IN REGISTRANT’S FINANCIAL STATEMENTS

	Percentage of voting
	securities directly or	State or Country
	indirectly owned by	of incorporation
	registrant (1)	or organization

ALSTOM Power Systems	100	France
ALSTOM UK Holdings Ltd.	100	United Kingdom & Northern Ireland
Amersham Health Norge AS	100	Norway
Avio Inc.	100	Delaware
Baker Hughes, a GE company, LLC	36.8	Delaware
CALGEN Holdings, Inc.	100	Delaware
Cardinal Cogen, Inc.	100	Delaware
Caribe GE International of Puerto Rico, Inc.	100	Puerto Rico
Concept Laser GmbH	75	Germany
Datex-Ohmeda, Inc.	100	Delaware
Engine Investments Holding Company	100	Delaware
FieldCore Service, Inc.	100	Delaware
GE Aero Energy Power, LLC	100	Delaware
GE Albany CH GmbH	100	Switzerland
GE Albany C.V.	100	Netherlands
GE Albany Global Holdings BV	100	Netherlands
GE Albany US Holdings LLC	100	Delaware
GE Aviation Systems Group Limited	100	United Kingdom & Northern Ireland
GE Aviation Systems North America LLC	100	Delaware
GE Aviation UK	100	United Kingdom & Northern Ireland
GE Caledonian Limited	100	United Kingdom & Northern Ireland
GE Canada Holdings, Inc.	100	Delaware
GE Capital Global Financial Holdings, LLC	100	Connecticut
GE Capital Global Holdings, LLC	100	Delaware
GE Capital UK Finance	100	United Kingdom & Northern Ireland
GE Celma LTDA	100	Brazil
GE Digital Holdings LLC	100	Delaware
GE Drives & Controls, Inc.	100	Delaware
GE Energias Renovaveis Ltda.	100	Brazil
GE Energy Netherlands, B.V.	100	Netherlands
GE Energy Parts, Inc.	100	Delaware
GE Energy Power Conversion GmbH	100	Germany
GE Energy Power Conversion Group	100	France
GE Energy Power Conversion UK Holdings Limited	100	United Kingdom & Northern Ireland
GE Energy Power Conversion USA Inc.	100	Delaware
GE Energy Products France SNC	100	France
GE Energy Services, Inc.	100	Delaware
GE Energy Switzerland GmbH	100	Switzerland

Exhibit 21

	Percentage of voting
GE Energy (USA), LLC	100	Delaware
GE Engine Services, LLC	100	Delaware
GE Engine Services - Dallas, LP	100	Delaware
GE Engine Services Distribution, L.L.C.	100	Delaware
GE Engine Services - Miami, Inc.	100	Delaware
GE Engine Services UNC Holding I, Inc.	100	Delaware
GE Financial Assurance Holdings, LLC	100	Delaware
GE Financial Funding Unlimited Company	100	Ireland
GE Financial Ireland Unlimited Company	100	Ireland
GE France	100	France
GE Gas Turbines (Greenville) L.L.C.	100	Delaware
GE Global Parts & Products GmbH	100	Switzerland
GE Grid Alliance B.V.	100	Netherlands
GE Grid Solutions UK B.V.	100	Netherlands
GE Healthcare AS	100	Norway
GE Healthcare Bio-Sciences AB	100	Sweden
GE Healthcare BVBA	100	Belgium
GE Healthcare European Holdings SARL	100	Luxembourg
GE Healthcare Finland Oy	100	Finland
GE Healthcare Holding Norge AS	100	Norway
GE Healthcare Japan Corporation	100	Japan
GE Healthcare Life Sciences Holding AB	100	Sweden
GE Healthcare Limited	100	United Kingdom & Northern Ireland
GE Healthcare Norge AS	100	Norway
GE Healthcare Sweden Holding AB	100	Sweden
GE Healthcare USA Holding LLC	100	Delaware
GE HOLDINGS LUXEMBOURG & CO S.a.r.l.	100	Luxembourg
GE Holdings (US), Inc.	100	Delaware
GE Hungary Kft.	100	Hungary
GE Industrial Consolidation Limited	100	United Kingdom & Northern Ireland
GE Infrastructure Aviation	100	United Kingdom & Northern Ireland
GE Infrastructure, LLC	100	Delaware
GE Infrastructure Technology International LLC	100	Delaware
GE Inspection and Repair Services Limited	100	United Kingdom & Northern Ireland
GE Investments, LLC	100	Delaware
GE Italia Holding S.r.l.	100	Italy
GE Japan Investments Coöperatief U.A.	100	Netherlands
GE LIGHTING SYSTEMS S.R.L.	100	Italy
GE Maintenance Services, Inc.	100	Delaware
GE Media Holdings, Inc.	100	Delaware
GE Medical Systems Global Technology Company, LLC	100	Delaware
GE Medical Systems Information Technologies, Inc.	100	Wisconsin
GE Medical Systems, Inc.	100	Delaware
GE Medical Systems, L.L.C.	100	Delaware
GE Medical Systems Societe en Commandite Simple	100	France
GE Medical Systems, Ultrasound & Primary Care Diagnostics, LLC	100	Delaware
GE Mexico, S.de R.L. de C.V.	100	Mexico
GE Military Systems	100	Delaware
GE Oil & Gas US Holdings I, Inc.	100	Delaware
GE Oil & Gas US Holdings IV, Inc.	100	Delaware

Exhibit 21

	Percentage of voting
GE Pacific Holdings II B.V.	100	Netherlands
GE Pacific Holdings Pte. Ltd.	100	Singapore
GE Pacific Private Limited	100	Singapore
GE Packaged Power, LLC	100	Delaware
GE Packaged Power, L.P.	100	Delaware
GE Power Netherlands B.V.	100	Netherlands
GE Precision Healthcare, LLC	100	Delaware
GE Renewable Holding B.V.	100	Netherlands
GE Renewables North America, LLC	100	Delaware
GE Repair Solutions Singapore Pte. Ltd.	100	Singapore
GE Treasury Services Industrial Ireland Limited	100	Ireland
GE UK Group	100	United Kingdom & Northern Ireland
GE UK Holdings	100	United Kingdom & Northern Ireland
GE WIND France SAS	100	France
GEAE Technology, Inc.	100	Delaware
GEAST SAS	100	France
GEH HOLDINGS	100	United Kingdom & Northern Ireland
GENE Holding LLC	100	Delaware
General Electric (Bermuda) Ltd.	100	Bermuda
General Electric Canada Company	100	Canada
General Electric Canada Holdings Limited	100	Canada
General Electric Deutschland Holding GmbH	100	Germany
GENERAL ELECTRIC ENERGY UK LIMITED	100	United Kingdom & Northern Ireland
General Electric Financing C.V.	100	Netherlands
General Electric Foreign Sales Corporation	100	The Bahamas & Eleuthera Island
General Electric International (Benelux) B.V.	100	Netherlands
General Electric International, Inc.	100	Delaware
General Electric International Japan Investments I SARL	100	Luxembourg
General Electric International Operations Company, Inc.	100	Delaware
General Electric Services (Bermuda) Ltd.	100	Bermuda
General Electric Services Luxembourg SARL	100	Luxembourg
General Electric (Switzerland) GmbH	100	Switzerland
General Electric Technology GmbH	100	Switzerland
GMC Consolidation LLC	100	Delaware
Grid Solutions SAS	100	France
Grid Solutions (U.S.) LLC	100	Delaware
IDX Systems Corporation	100	Vermont
Inland Empire Energy Center, LLC	100	Delaware
Inland Empire Holding Limited I, Inc.	100	Delaware
International General Electric (U.S.A.)	100	United Kingdom & Northern Ireland
LM Wind Power Holding A/S	100	Denmark
Midwest Electric Products, Inc.	100	Minnesota
Nuclear Fuel Holding Co., Inc.	100	Delaware
OEC Medical Systems, Inc.	100	Delaware
One GE Healthcare UK	100	United Kingdom & Northern Ireland
Patent Licensing International, Inc.	100	Delaware
Power Holding LLC	100	Delaware
Ropcor, Inc.	100	Delaware

Exhibit 21

	Percentage of voting
Unison Industries, LLC	100	Delaware
Viceroy, Inc.	100	Delaware
Whatman Limited	100	United Kingdom & Northern Ireland

(1)	With respect to certain companies, shares in names of nominees and qualifying shares in names of directors are included in above percentages.